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                                                                   EXHIBIT 23(s)

                        CONSENT OF INDEPENDENT AUDITORS

BOARD OF DIRECTORS
PERCO GROUP LTD





We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement (No. 333-64463) on Form S-3 of United Rentals, Inc. of our report dated February 2, 1998, except as to note 14 which is as of May 22, 1998, with respect to the consolidated financial statements of Perco Group Ltd as of December 31, 1997 and for the year then ended which report appears in the Form 8-K of United Rentals, Inc. dated December 24, 1998. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


KPMG LLP

Montreal, Canada
January 22, 1999